EXHIBIT 10.44

                   OPTION AGREEMENT AMENDMENT

This Option Agreement Amendment entered into at Riverton, WY this
1st day of November, 1995, by and between U.S. Energy Corp. and Crested Corp. d/b/a USE/CC Joint Venture, a Wyoming co-partnership ("USECC") and Arrowstar Investments, Inc., a Wyoming corporation ("Arrowstar").

WITNESSETH:

     WHEREAS, Arrowstar owns a 7,200 square foot hangar located on a leasehold at the Riverton Regional Airport, more fully described in that certain Lease Agreement between the City of Riverton and Richard Gilpatrick d/b/a RENTCO dated August 29, 1991, which was assigned to Arrowstar on December 28, 1992 and is attached hereto as Exhibit "A", (said hangar and leasehold is hereinafter referred to collectively as the "Premises")

     WHEREAS, USECC and Arrowstar entered into that certain Option Agreement dated June 14, 1995 (the "Option Agreement") by which Arrowstar granted USECC a six year option to purchase the Premises for a minimum price of $110,000 or a greater value depending on market conditions to be mutually agreed upon by both parties;

     WHEREAS, an independent appraisal of the Premises conducted by Charles Walton, Certified General Real Estate Appraiser, determined that the market value of the Premises as of September
8, 1995 was $75,000.00;

     WHEREAS, USECC and Arrowstar have agreed to amend the Option
Agreement to reduce the minimum price to purchase the Premises from $110,000 to $75,000; and

     WHEREAS, USECC has notified Arrowstar that it desires to exercise the option and purchase the Premises for the minimum price and otherwise on the terms set forth in this Option
Agreement Amendment.

     NOW THEREFORE, for consideration of $10.00 and other consideration, including the mutual understandings set forth above, the parties agree as follows:

1. The Option Agreement is hereby amended to grant USECC an option to purchase the Premises for a minimum price of $75,000.

Option Agreement Amendment
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Page 2


2. Upon exercise of the Option, USECC shall pay Arrowstar the sum of $30,000 and deliver to Arrowstar a promissory note for $45,000 substantially in the form of Exhibit B hereto. Contemporaneously therewith Arrowstar shall deliver to USECC an assignment of the Lease Agreement covering the Premises and a quit claim deed conveying the hangar located thereon. Arrowstar has previously obtained the consent of the City of Riverton to the assignment of the Lease to USECC, doing business as Western Executive Air, Inc.


ARROWSTAR INVESTMENTS, INC.        USECC
                                   BY U.S. ENERGY CORP.


   s/ Mark Larsen                      s/ Hal Herron
- -----------------------------      ------------------------------
Mark Larsen, President             Hal Herron, Vice President




                                   USECC BY CRESTED CORP.


                                      s /Max t. Evans
                                   ------------------------------
                                   Max T. Evans, President

                         PROMISSORY NOTE

$45,000.00                              Debtor:USE/CC Joint  Vent
ure
- ----------                                  --------------------
                                          November 1, 1995
                                          Riverton, Wyoming

FOR VALUE RECEIVED, USE/CC JOINT VENTURE (Debtor), a Wyoming co-partnership between U.S. ENERGY CORP., a Wyoming corporation and CRESTED CORP., a Colorado corporation, hereby promises to pay to the order of ARROWSTAR INVESTMENTS INC., a Wyoming corporation ("Creditor") in lawful money of the United States of America, at the office of Creditor located at 877 North 8th West, Riverton, Wyoming, 82501, or at such other place as Creditor or a future holder hereof (Creditor or such other holder being referenced herein as "Holder") may from time to time designate in writing, the principal sum of Forty Five Thousand dollars and No cents ($45,000.00), together with interest on the unpaid principal balance hereof, all as specified below.

All  interest  accruing at the annual percentage rates  specified herein  shall  be calculated on the basis of a 360-day  year  and actual days elapsed, and any such accrued interest which is not paid when due shall be added to unpaid principal and shall thereafter bear interest in the same manner as the unpaid principal balance hereof. Additionally, notwithstanding any provision of this Note, it is the intent and agreement of Debtor, in the event any obligation to pay interest specified herein is found to violate any applicable law or regulation, that this Note shall be construed or deemed amended so that the interest is reduced to the extent necessary to comply with such applicable law or regulation.

             1.  PAYMENTS OF PRINCIPAL AND INTEREST

1.1 Interest Rate and Monthly Payments. During the term hereof, the principal amount hereof, from time to time outstanding, shall bear interest at the rate of ten percent (10.0%) per annum (the "Standard Rate"). The principal amount, with accrued interest, shall be due in 60 monthly installments of $500.00 each, due on or before the first day of each month, beginning October
  1, 1995, with the entire outstanding balance payable in full on November 1, 2000 (the "Maturity Date"). The installment payments that are timely made shall be credited to interest and principal in accordance with the attached loan amortization schedule, Exhibit A.

1.2 Prepayment. The indebtedness hereunder may be prepaid in whole or in part any time, without penalty or premium, at the election of Debtor. Any partial prepayment shall be applied first to interest accrued to the date of such prepayment and then to installments of principal in inverse order of maturity.

USECC Joint Venture
Promissory Note
Page 2

                      2.  EVENTS OF DEFAULT

The failure to make any payment of principal or interest due pursuant to the terms hereof shall be deemed to be an event of default ("Event of Default") hereunder.

                      3.  DEFAULT INTEREST

Upon the occurrence of an Event of Default, Holder shall promptly notify Debtor and any amount which is not paid as of the expiration of five (5) days after receipt of such notice shall, together with the remaining unpaid principal balance hereof, thereafter bear interest at the alternative rate (rather than the Standard Rate otherwise applicable hereunder) equal to thirteen (13%) per annum (the "Default Rate"), until the Event of Default is fully cured.

                  4.  MISCELLANEOUS PROVISIONS

4.1 Attorneys' Fees. Should suit be brought to enforce, interpret or collect any part of this Note, the prevailing party shall be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees and other costs of enforcement and collection.

4.2 Choice of Law and Forum. This Note shall be construed and enforced in accordance with the laws of the State of Wyoming, U.S.A., including, without limitation, any Wyoming laws governing usury or permissible rates of interest. Except as set forth below, Debtor hereby agrees that any suit to enforce any provision of, or to collect this Note shall be brought in the United States District Court for the District of Wyoming or the District Court for the County of Fremont-Ninth Judicial District, Wyoming, U.S.A. Each party hereby agrees that such courts shall have exclusive in personam jurisdiction and venue with respect to such party, and each party hereby submits to the exclusive in personam jurisdiction and venue of such courts.

4.3 Notices. Any notice to be given by Holder to Debtor shall be in writing and delivered or mailed by registered or certified mail to the offices of Debtor at 877 North 8th West, Riverton, WY 82501 or to such other address as Debtor shall advise by notice given to Holder in accordance with the terms hereof. Any notice to be given by Debtor to Holder shall be in writing and delivered or mailed by registered or certified mail to the address where payments are to be made in accordance with the terms of this Note.

USECC Joint Venture
Promissory Note
Page 3

4.4 Debtor's Waivers. Except as expressly provided to the contrary herein, Debtor (and all guarantors, endorsers and other parties hereafter becoming liable for the payment of this Note) hereby waive diligence, presentment, protest, demand of payment, notice of protest, dishonor and nonpayment, and waive the legal effect of Holder's failure to give all notices not expressly provided for herein. Debtor expressly agrees that, without in any way affecting the liability of Debtor hereunder, the Holder may extend the Maturity Date or the time for payment of any amount due hereunder, accept security, release any party liable hereunder, and release any security now or hereafter securing this Note.

4.5 Loss or Destruction. Upon receipt of evidence reasonably satisfactory to Debtor of the loss or mutilation of this Note, Debtor will execute and deliver, in substitution hereof, a replacement note.

4.6 Severance. Every provision of this Note is intended to be severable. In the event any term or provision hereof is declared to be illegal or invalid for any reason by a court of competent jurisdiction , such illegality or invalidity shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable. Creditor and Debtor further agree to replace any such void or unenforceable provision of this Note with valid and enforceable provisions which will achieve, to the fullest extent possible, the economic, business and other purposes of the void or unenforceable provision.

4.7 Waivers. Any waiver, express or implied, of any Event of Default hereunder shall not be considered a waiver of any subsequent or different Event of Default. No delay or omission on the part of Holder in exercising any right under this Note shall operate as a waiver of such right or of any other right of the Holder hereunder.

4.8   Modification.   No provision of this Note  may  be  waived,
modified,  or discharged other than by an express writing  signed
by   the   party   against  whom  enforcement  of  such   waiver,
modification or discharge is sought.

DEBTORS:
USE/CC Joint Venture.              USECC/Joint Venture
By U.S. Energy Corp.                    By Crested Corp.


   s/ Hal Herron                       s/ Max T. Evans

Hal Herron, Vice President         Max T. Evans, President

USECC Joint Venture
Promissory Note
Page 4

                        ACKNOWLEDGEMENT

STATE OF WYOMING    )
                    )ss.
COUNTY OF FREMONT   )

      Before me on November 1, 1995, personally appeared Hal Herron known to me to be a Vice President of U.S. Energy Corp. and Max T. Evans, known to me to be the President of Crested Corp., both of whom acknowledged that they executed this Promissory Note for and on behalf of USE/CC Joint Venture.


(NOTARY SEAL)
                                 s/ Thomas M. Evans
                              ------------------------------
                              Notary Public
                              My Commission Expires:  11/16/99